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                                                                   Exhibit 10(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the inclusion, in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-4 (File No. 333-54984) for the Provident Mutual Variable Annuity Separate Account, of the following reports:

         1. Our report dated February 2, 2001 on our audits of the financial statements of Provident Mutual Life Insurance Company and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000.

         2. Our report dated February 28, 2001 on our audits of the financial statements of the Provident Mutual Variable Annuity Separate Account (comprising thirty-three subaccounts) as of December 31, 2000, and the related statements of operations for the year then ended and the statements of changes in net assets for each of the two years in the period then ended.

         We also consent to the reference to our Firm under the caption "Experts" and "Financial Information".



/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
July 11, 2001